SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Payment Agreement and Loan Amendment and Promissory Note

On April 27, 2010, Discovery Laboratories, Inc. (the “Company”) entered into a Payment Agreement and Loan Amendment (the “Payment Agreement and Loan Amendment”) with PharmaBio Development Inc. (“PharmaBio”), a former strategic investing subsidiary of Quintiles Transnational Corp. (“Quintiles”), to restructure the Company’s debt of approximately $10.6 million payable to PharmaBio on April 28, 2010 by (a) satisfying in cash a portion of the outstanding principal and all accrued interest of approximately $6.6 million ($4.5 million principal and $2.1 million accrued interest) and (b) amending the Company’s loan agreement with PharmaBio to extend the maturity date for the remaining $4 million owed to PharmaBio.

In connection with the restructuring, PharmaBio will submit the existing loan promissory note with the face value of $8.5 million to the Company for cancellation and the Company will simultaneously issue and deliver a replacement promissory note (the “Promissory Note”) to PharmaBio for $4 million, $2 million of which will become due and payable on July 30, 2010 and the remaining $2 million of which will become due and payable on September 30, 2010.  No further interest will accrue on the $4 million owed to PharmaBio so long as the Company makes each of the principal payments on or before the respective due dates. The Company has agreed to maintain at least $10 million in cash and cash equivalents until payment of the first $2 million owed to PharmaBio, and $8 million in cash and cash equivalents thereafter, until the payment of the remaining portion of the loan after which the Company’s financial covenants will terminate and the loan to PharmaBio will be satisfied in full.

Pursuant to the Payment Agreement and Loan Amendment, the following outstanding warrants to purchase shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) issued to PharmaBio in connection with the loan prior to the Payment Agreement and Loan Amendment and a prior offering will be cancelled: a warrant to purchase 850,000 shares of Common Stock, at $7.19 per share expiring on November 3, 2014, a warrant to purchase 1,500,000 shares of Common Stock at $3.58 per share expiring on October 26, 2013 and a warrant to purchase 43,612 shares of the Company’s Common Stock at $6.875 per share expiring on September 19, 2010.

Pursuant to the Payment Agreement and Loan Amendment, the Company and PharmaBio have also agreed to negotiate in good faith to enter into a strategic alliance or collaborative arrangement under which PharmaBio would provide funding for a research collaboration between Quintiles and the Company relating to the possible research and development, and commercialization of two of the Company’s drug product candidates, Surfaxin LS™ and Aerosurf®, for the prevention and treatment of respiratory distress syndrome (RDS) in premature infants. Upon execution of Payment Agreement and Loan Amendment, the parties will promptly negotiate, in good faith, the terms thereof; provided, however, that neither party will have any obligation to enter into any such alliance or arrangement except to the extent that it, in its sole discretion, agrees to enter into definitive documents therefor.  PharmaBio’s willingness to enter into any such alliance or arrangement will depend on the Company’s funding requirements, PharmaBio’s available investment capital, and the risk-reward profile of the investment terms offered by the Company as compared to PharmaBio’s other investment opportunities.  Accordingly, there can be no assurances that any such arrangement will be entered into.

Securities Purchase Agreement and the Related Offering

On April  27, 2010, the Company also entered into a Securities Purchase Agreement with PharmaBio, as the sole purchaser, related to an offering of 4,052,312  shares of Common Stock and warrants to purchase an aggregate of 2,026,156 shares of Common Stock (“Warrants”).  The shares of Common Stock and Warrants are being sold as units (“Units”), with each Unit consisting of (i) one share of Common Stock, and (ii) one-half of a Warrant to purchase a share of Common Stock at an offering price of $0.5429 per Unit (the “Offering”).  The offering price per Unit was calculated based on the greater of (a) the volume-weighted average sale price (“VWAP”) per share of the Common Stock on The Nasdaq Global Market for the 20 trading days ending on April 27, 2010 and (b) the last reported closing price of $0.5205 per share of the Common Stock on The Nasdaq Global Market on such date.

The Warrants to be issued in the Offering generally will be exercisable beginning 181 days after the date of issuance for a period of five years from the original date of issuance at an exercise price of $0.7058 per share, which represents a 30% premium to the VWAP.  The exercise price and number of shares of Common Stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  The exercise price and the amount and/or type of property to be issued upon exercise of the Warrants will also be subject to adjustment if the Company engages in a “Fundamental Transaction” (as defined in the Warrant).

The Offering is expected to close on April 30, 2010, subject to the satisfaction of customary closing conditions. Gross proceeds to the Company from the Offering are $2.2 million and the net proceeds to the Company are expected to be approximately $2.1 million, after deducting estimated expenses payable by the Company associated with the Offering.  The Offering is being made pursuant to a prospectus supplement dated April 28, 2010 and an accompanying prospectus dated June 18, 2008 pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-151654), which was filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2008 and declared effective by the Commission on June 18, 2008.

The Securities Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing.

The agreements and instruments that have been attached as hereto as exhibits are intended to provide investors and security holders with information regarding their terms and are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained therein were made only for purposes of such agreements and instruments and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with their execution.

A copy of the Payment Agreement and Loan Amendment and the Promissory Note issued by the Company are filed herewith as Exhibits 1.1 and 1.2.  A copy of the Securities Purchase Agreement and the form of Warrant Agreement to be issued in connection with the Offering are filed herewith as Exhibits 1.3 and 4.1 and are incorporated herein by reference. The foregoing description of the Payment Agreement and Loan Amendment, the Promissory Note, the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits. A copy of the opinion of Sonnenschein Nath & Rosenthal LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Payment Agreement and Loan Amendment dated April 27, 2010 by and between Discovery Laboratories, Inc. and PharmaBio Development Inc.

1.2	Promissory Note dated April 27, 2010

1.3	Securities Purchase Agreement dated April 27, 2010 by and between Discovery Laboratories, Inc. and PharmaBio Development Inc.

4.1	Form of Warrant Agreement

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in its opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chief Executive Officer

Date: April 28, 2010